Exhibit 99.1

Verastem Appoints Eric K. Rowinsky to the Board of Directors

BOSTON, MA — May 2, 2017 — Verastem, Inc. (NASDAQ: VSTM), focused on discovering and developing drugs to improve the survival and quality of life of cancer patients, today announced the appointment of Eric K. Rowinsky, MD to its Board of Directors.

Dr. Rowinsky brings to Verastem nearly 30 years of experience in the development of cancer treatments, such as cetuximab (Erbitux) when he was Chief Medical Officer of ImClone Systems, as well as ramucirumab, necitumumab, paclitaxel, docetaxel, topotecan, erlotinib, irinotecan, lapatinib, and cixutumumab, among others.   Dr. Rowinsky currently serves on the Board of Directors for several biotechnology and pharmaceutical companies including Biogen, Inc.  Dr. Rowinsky is replacing Dr. Paul Friedman who is transitioning from his role as Director to become a member of Verastem’s Clinical and Scientific Advisory Board (CSAB).

“Eric is a highly accomplished biopharmaceutical business leader with deep product development experience across both clinical-stage and large, established oncology organizations,” said Michael Kauffman, MD, PhD, Verastem’s Lead Director.  “We expect Eric to add great value to Verastem as we advance both duvelisib and defactinib toward their planned clinical, regulatory and commercial milestones.  We welcome his insights particularly as we advance duvelisib towards a potential NDA filing.  Paul has been an integral part of Verastem’s Board since 2014, and we are extremely thankful for the contributions he has made.  We look forward to continuing to work with him as he transitions to our CSAB.”

“Verastem has the potential to become a commercial-stage company with a promising treatment for patients with lymphoid malignancies,” said Dr. Rowinsky.  “I am delighted to join the Board of Directors during this important transition and I look forward to working with the entire leadership team to contribute to Verastem’s future growth and success.”

Dr. Rowinsky currently serves as the Chief Scientific Officer of Oncology at ClearPath Development Company, a biotechnology company that partners with leading biopharmaceutical companies to expand early product pipeline opportunities.  He is also the Executive Director and President at Rgenix, Inc., a privately-held oncology company, and an Adjunct Professor of Medicine at New York University.  Dr. Rowinsky served as Executive Vice President and Chief Medical Officer at Stemline, Inc., a publicly-held oncology company, from 2012 to 2015, and as Executive Vice President and Chief Medical Officer of ImClone Systems, Inc., from 2004 to 2010, during which time it became a wholly-owned subsidiary of Eli Lilly and Company.  Dr. Rowinsky has held several positions, including Director, at the Institute for Drug Development in San Antonio, Texas, an affiliate of the University of Texas Health Science Center where he was an Adjunct Professor of Medicine, and Associate Professor of Oncology at the Johns Hopkins University School of Medicine.  Dr. Rowinsky completed his undergraduate training at New York University, received his MD from Vanderbilt University School of Medicine and completed his residency training in internal medicine at the University of California, San Diego and  fellowship training in medical oncology and drug development from Johns Hopkins University.

About Duvelisib

Duvelisib is an investigational, dual inhibitor of phosphoinositide 3-kinase (PI3K)-delta and PI3K-gamma, two enzymes that are known to help support the growth and survival of malignant B-cells and T-cells. PI3K signaling may lead to the proliferation of malignant B-cells and is thought to play a role in the formation and maintenance of the supportive tumor microenvironment.(1),(2),(3) Duvelisib is currently being evaluated in late- and mid-stage clinical trials, including DUO™, a randomized, Phase 3 monotherapy study in patients with relapsed or refractory CLL(4), and DYNAMO™, a single-arm, Phase 2 monotherapy study in patients with refractory iNHL that achieved its primary endpoint of ORR upon top-line analysis of efficacy data.(5) Duvelisib is also being evaluated for the treatment of hematologic malignancies through investigator-sponsored studies, including T-cell lymphoma.(6) Information about duvelisib clinical trials can be found on www.clinicaltrials.gov.

About Defactinib

Defactinib is an investigational inhibitor of FAK, a non-receptor tyrosine kinase encoded by the PTK-2 gene that mediates oncogenic signaling in response to cellular adhesion and growth factors.(7) Based on the multi-faceted roles of FAK, defactinib is used to treat cancer through modulation of the tumor microenvironment, enhancement of anti-tumor immunity, and reduction of cancer stem cells.(8),(9) Defactinib is currently being evaluated in combination with immunotherapeutic agents for the treatment of pancreatic cancer, ovarian cancer, non-small cell lung cancer, and mesothelioma, in three combination clinical trials with pembrolizumab or avelumab from Merck & Co. and Pfizer/Merck KGaA, respectively.(10),(11),(12) Information about these and additional clinical trials evaluating the safety and efficacy of defactinib can be found on www.clinicaltrials.gov.

About Verastem, Inc.

Verastem, Inc. (NASDAQ:VSTM) is a biopharmaceutical company focused on discovering and developing drugs to improve outcomes for patients with cancer. Verastem is currently developing duvelisib, a dual inhibitor of PI3K-delta and PI3K-gamma, which has successfully met its primary endpoint in a Phase 2 study in iNHL and is currently being evaluated in a Phase 3 clinical trial in patients with CLL. In addition, Verastem is developing the FAK inhibitor defactinib, which is currently being evaluated in three separate clinical collaborations in combination with immunotherapeutic agents for the treatment of several different cancer types, including pancreatic cancer, ovarian cancer and non-small cell lung cancer, and mesothelioma. Verastem’s product candidates seek to treat cancer by modulating the local tumor microenvironment, enhancing anti-tumor immunity and reducing cancer stem cells. For more information, please visit www.verastem.com.

Verastem, Inc. forward-looking statements notice:

This press release includes forward-looking statements about Verastem’s strategy, future plans and prospects, including statements regarding the development and activity of Verastem’s investigational product candidates, including duvelisib and defactinib, and Verastem’s PI3K and FAK programs generally, the structure of our planned and pending clinical trials and the timeline and indications for clinical development, and our rights to develop or commercialize our product candidates. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Each forward-looking statement is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statement. Applicable risks and uncertainties include the risks that the preclinical testing of Verastem’s product candidates and preliminary or interim data from clinical trials may not be predictive of the results or success of ongoing or later clinical trials; that data may not be available when expected; that enrollment of clinical trials may take longer than expected; that our product candidates will cause unexpected safety events or result in an unmanageable safety profile as compared to their level of efficacy; that duvelisib will be ineffective at treating patients with lymphoid malignancies; that Verastem will be unable to successfully initiate or complete the clinical development of its product candidates; that the development of Verastem’s product candidates will take longer or cost more than planned; that Verastem may not have sufficient cash to fund its contemplated operations; that Verastem or Infinity Pharmaceuticals, Inc. will fail to fully perform under the duvelisib license agreement; that Verastem will not pursue or submit regulatory filings for its product candidates; and that Verastem’s product candidates will not receive regulatory approval, become commercially successful products, or result in new treatment options being offered to patients. Other risks and uncertainties include those identified under the heading “Risk Factors” in Verastem’s Annual Report on Form 10-K for the year ended December 31, 2016 and in any subsequent filings with the U.S. Securities and Exchange Commission. The forward-looking statements contained in this press release reflect Verastem’s views as of the date of this release, and Verastem does not undertake and specifically disclaims any obligation to update any forward-looking statements.

CONTACTS:

Verastem, Inc.

Brian Sullivan

Director, Corporate Development

781-292-4214

bsullivan@verastem.com

References

(1) Winkler D.G., Faia K.L., DiNitto J.P. et al. PI3K-delta and PI3K-gamma inhibition by IPI-145 abrogates immune responses and suppresses activity in autoimmune and inflammatory disease models. Chem Biol 2013; 20:1-11.

(2) Reif K et al.Cutting Edge: Differential Roles for Phosphoinositide 3 kinases, p110-gamma and p110-delta, in lymphocyte chemotaxis and homing. J Immunol 2004:173:2236-2240.

(3) Schmid M et al. Receptor Tyrosine Kinases and TLR/IL1Rs Unexpectedly activate myeloid cell PI3K, a single convergent point promoting tumor inflammation and progression. Cancer Cell 2011;19:715-727.

(4) www.clinicaltrials.gov, NCT02004522

(5) www.clinicaltrials.gov, NCT01882803

(6) www.clinicaltrials.gov, NCT02783625, NCT02783625, NCT02158091

(7)Schaller MD and Parsons JT. Focal adhesion kinase: an integrin-linked protein tyrosine kinase. Trends Cell Biol. 1993 3: 258-62.

(8)Jiang H et al. Targeting focal adhesion kinase renders pancreatic cancers responsive to checkpoint immunotherapy. Nat Med 2016: Aug 22(8) 851-60.

(9)Sulzmaier FJ et al. FAK in cancer: mechanistic findings and clinical applications. Nature Rev Cancer. 2014 14: 598-610.

(10)www.clinicaltrials.gov, NCT02546531

(11)www.clinicaltrials.gov, NCT02943317

(12)www.clinicaltrials.gov, NCT02758587